CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the reference to us under the heading “Financial Highlights” in this Registration Statement on Form N-1A for Kinetics Mutual Funds, Inc.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 26, 2005